BENHAM GOLD EQUITY INDEX FUND
                           AVERAGE ANNUAL TOTAL RETURN

                               DECEMBER 31, 1995

                 ERV   1/N
Formula:   T = ( --- )     - 1
                  p

P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                  P            ERV          N           T
                               --------     ---------    --------   ---------
Calculation:

    One Year                  $1,000.00     $1,092.50    1.000000      9.25%

    Five Years                $1,000.00     $1,336.33    5.000000      5.97%

    Ten Years

    Date Of Inception*        $1,000.00     $1,269.88    7.358900      3.30%



    TR=Total return for period.  TR=(ERV/P) - 1                       26.99%



*Date Of Inception:  August 17, 1988


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                      BENHAM GLOBAL NATURAL RESOURCES FUND
                           AVERAGE ANNUAL TOTAL RETURN

                               DECEMBER 31, 1995

                  ERV   1/N
Formula:   T =  ( --- )     - 1
                   P

P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.









                                 P           ERV           N           T
                              --------     --------    --------     --------
Calculation:

    One Year                 $1,000.00    $1,144.10    1.000000      14.41%

    Five Years               $1,000.00                 5.000000

    Ten Years

    Date Of Inception*       $1,000.00    $1,104.88    1.295890       8.00%



    TR=Total return for period.  TR=(ERV/P) - 1                      10.49%

*Date Of Inception:  September 15, 1994



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                           BENHAM INCOME & GROWTH FUND
                           AVERAGE ANNUAL TOTAL RETURN

                               DECEMBER 31, 1995

                 ERV  1/N
Formula:   T = ( --- )    - 1
                  P

P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.




                                     P           ERV          N            T
                                 --------     --------    --------     --------
Calculation:

    One Year                    $1,000.00    $1,368.80    1.000000       36.88%

    Five Years                  $1,000.00    $2,273.25    5.000000       17.85%

    Ten Years

    Date Of Inception*          $1,000.00    $2,303.33    5.038400       18.01%


    TR=Total return for period.  TR=(ERV/P) - 1                         130.33%


*Date Of Inception:  December 17, 1990



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                            BENHAM EQUITY GROWTH FUND
                           AVERAGE ANNUAL TOTAL RETURN

                               DECEMBER 31, 1995

                 ERV  1/N
Formula:   T = ( --- )    - 1
                  P

P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.




                                P            ERV               N          T
                             --------      --------        --------    --------
Calculation:

    One Year                $1,000.00     $1,345.60        1.000000     34.56%

    Five Years              $1,000.00                      5.000000

    Ten Years

    Date Of Inception*      $1,000.00     $1,830.81        4.646600     13.09%


    TR=Total return for period.  TR=(ERV/P) - 1                         83.08%


*Date Of Inception:  May 9, 1991


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                           BENHAM UTILTIES INCOME FUND
                           AVERAGE ANNUAL TOTAL RETURN

                               DECEMBER 31, 1995

                 ERV  1/N
Formula:  T =  ( --- )    - 1
                  P

P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.





                                   P            ERV            N          T
                               --------       --------     --------   --------
Calculation:

    One Year                   $1,000.00     $1,357.00     1.000000     35.70%

    Five Years                 $1,000.00                   5.000000

    Ten Years

    Date Of Inception*         $1,000.00     $1,302.56     2.838400      9.76%


    TR=Total return for period.  TR=(ERV/P) - 1                         30.26%


*Date Of Inception:  March 1, 1993


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                           BENHAM UTILTIES INCOME FUND
                                YIELD CALCULATION
                                DECEMBER 31, 1995



Formula:

       Yield = 2 * [ ({A - B} OVER {C * D} + 1 ) SUP 6 - 1 ]


A = Investment income earned during the period.


B = Expenses accrued for the period (net of reimbursements).


C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =                $806,958.78

         B =                $128,405.69

         C =              18,973,147.664

         D =                     $11.43

         Yield =                   3.78%



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                           BENHAM INCOME & GROWTH FUND
                                YIELD CALCULATION
                                DECEMBER 31, 1995



Formula:

        Yield= 2 * [ ({A - B} OVER {C * D} + 1 ) SUP 6 - 1 ]


A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =                $867,884.73

         B =                $195,708.27

         C =              20,062,034.908

         D =                     $17.79

         Yield =                   2.27%